EXHIBIT 23.3
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 28, 2005, relating to the consolidated financial statements of Nephros, Inc and Subsidiary (the "Company") (a Delaware corporation in the development stage) for the year ended December 31, 2004, appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2004.



/s/ DELOITTE & TOUCHE LLP
August 5, 2005